As filed with the Securities and Exchange Commission on November 20, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

46-3951329
(I.R.S. Employer Identification Number)

1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
(469) 250-1185
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marshall Chesrown
Chairman and Chief Executive Officer
RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
(469) 250-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael Francis, Esq.
Christina C. Russo, Esq.
Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida 33301
(954) 463-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class B Common Stock, par value $0.001 per share	3,030,000 shares	$6.19	$ 18,755,700	$ 2,273.19
Class B Common Stock, par value $0.001 per share underlying the outstanding warrant	20,950 shares	$6.19	$ 129,680.50	$ 15.72
Total	3,050,950 shares	$6.19	$ 18,885,380.50	$ 2,288.91

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

_____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 20, 2018

PRELIMINARY PROSPECTUS

3,030,000 Shares of Class B Common Stock

20,950 Shares of Class B Common Stock underlying Warrant

The selling stockholders may offer and sell from time to time up to an aggregate of 3,050,950 shares of RumbleOn, Inc. (the “Company”) Class B Common Stock (“Class B Common Stock”), including (i) up to 3,030,000 shares of Class B Common Stock and (ii) up to 20,950 shares of Class B Common Stock underlying an outstanding warrant issued to Hercules Capital, Inc. (the “Warrant”). For information concerning the selling stockholders and the manner in which they may offer and sell shares of our Class B Common Stock, see “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale by the selling stockholders of their shares of Class B Common Stock.

Our Class B Common Stock trades on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “RMBL”. On November 19, 2018, the last reported sales price of our Class B Common Stock on the NASDAQ was $6.04 per share.

-------------------------------------

Investing in the shares involves risks. See “Risk Factors,” beginning on page 4.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class B Common Stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with different or additional information. The selling stockholders are offering to sell and seeking offers to buy shares of our Class B Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Class B Common Stock.

Unless the context otherwise requires, all references to “RumbleOn,” “RMBL,” the “Company,” “registrant,” “we,” “us,” “our” and similar names refer to RumbleOn, Inc., formerly Smart Server, Inc., and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

RumbleOn, Inc. operates a capital light disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned vehicles in one online location. Our goal is to transform the way VIN-specific pre-owned vehicles are bought and sold by providing users with the most efficient, timely and transparent transaction experience. Our initial emphasis has been motorcycles and other powersports, however, our platform is able to accommodate any VIN-specific vehicle including motorcycles, ATVs, boats, RVs, cars and trucks.

Serving both consumers and dealers, through our online marketplace platform, we make cash offers for the purchase of pre-owned vehicles. In addition, we offer a large inventory of pre-owned vehicles for sale along with third-party financing and associated products. Our operations are designed to be scalable by working through an infrastructure and capital light model that is achievable by virtue of a synergistic relationship with our regional partners including dealers and auctions. We utilize regional partners to provide inspection, reconditioning and distribution services. These regional partners earn incremental revenue and enhance profitability through fees from inspection, reconditioning and distribution programs.

Our business model is driven by our proprietary technology platform. Our initial platform was acquired in February 2017, through our acquisition of substantially all of the assets of NextGen Dealer Solutions, LLC. Since that time, we have expanded the functionality of that platform through a significant number of high-quality technology development projects and initiatives. Included in these new technology development projects and initiatives were modules or significant upgrades to the existing platforms for: (i) Retail online auction; (ii) Native App in IOS and Android; (iii) new architecture on website design and functionality; (iv) RumbleOn Marketplace; (v) redesigned cash offer tool; (vi) deal-jacket tracking tool; (vii) inventory tracking tool; (viii) CRM and multiple third-party integrations; (ix) new analytics and machine learning initiatives; and (x) IT monitoring infrastructure.

Recent Developments

Acquisitions

On October 26, 2018, we entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, the Company’s newly-formed acquisition subsidiary RMBL Tennessee, LLC, a Delaware limited liability company (“Merger Sub”), Wholesale Holdings, Inc., a Tennessee corporation (“Holdings”), Wholesale, LLC, a Tennessee limited liability company (“Wholesale”), Steven Brewster and Janelle Brewster (each a “Stockholder”, and together the “Stockholders”), Steven Brewster, a Tennessee resident, as the representative of each Stockholder (the “Representative”), and, for the limited purposes of Section 5.8, Marshall Chesrown and Steven R. Berrard, providing for the merger (the “Wholesale Merger”) of Holdings with and into Merger Sub, with Merger Sub surviving the Wholesale Merger as a wholly-owned subsidiary of the Company. On October 29, 2018, we entered into an Amendment to the Merger Agreement making a technical correction to the definition of “Parent Consideration Shares” contained in the Merger Agreement.

Also, on October 26, 2018, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Steven Brewster and Justin Becker (together the “Express Sellers”), and Steven Brewster as representative of the Express Sellers, pursuant to which we acquired all of the membership interests (the “Express Acquisition”) in Wholesale Express, LLC, a Tennessee limited liability company (“Wholesale Express”).

Wholesale Inc. is one of the largest independent distributors of pre-owned vehicles in the United States and Wholesale Express, LLC is a related logistics company. The Wholesale Merger and the Express Acquisition (collectively, the “Acquisitions”) were both completed on October 30, 2018 (the “Wholesale Closing Date”). As consideration for the Wholesale Merger, we (i) paid cash consideration of $12,000,000, subject to certain customary post-closing adjustments, and (ii) issued to the Stockholders 1,317,329 shares (the “Stock Consideration”) of our Series B Non-Voting Convertible Preferred Stock, par value $0.001. As consideration for the Express Acquisition, we paid cash consideration of $4,000,000, subject to certain customary post-closing adjustments.

Financing

On October 30, 2018, the Company, NextGen Pro, LLC, (“NextGen Pro”), RMBL Missouri, LLC, (“RMBL Missouri”), RMBL Texas, LLC (“RMBL Texas”, and together with the Company, NextGen Pro, and RMBL Missouri, each, an “Existing Borrower”, and collectively, the “Existing Borrowers”), Merger Sub, Wholesale, Wholesale Express, RMBL Express, LLC (“RMBL Express”, and together with Merger Sub, Wholesale and Wholesale Express, the “New Borrowers”; together with the Existing Borrowers, the “Borrowers”), Hercules Capital, Inc., (“Hercules”), in its capacity as lender (in such capacity, “Lender”), and Hercules, in its capacity as administrative agent and collateral agent for Lender (in such capacities, “Agent”), entered into the First Amendment and Waiver to Loan and Security Agreement (the “Amendment”), amending that certain Loan and Security Agreement, dated as of April 30, 2018 (the “Loan Agreement”; as amended by the Amendment, the “Amended Loan Agreement”), by and among the Existing Borrowers, Lender and Agent. Under the terms of the Amendment, $5,000,000 (less certain fees and expenses) was funded by Lender to the Borrowers in connection with the Wholesale Closing Date (the “Tranche II Advance”). The Tranche II Advance has a maturity date of October 1, 2021 and an initial interest rate of 11.00%. Pursuant to the Amendment, we issued to Hercules a warrant to purchase 20,950 shares of Class B Common Stock at an exercise price of $7.16 per share. The warrant is immediately exercisable and expires on October 30, 2023. The 20,950 shares of Class B Common Stock underlying the Warrant offered by the selling stockholders represent the shares of Class B Common Stock underlying the Warrant issued pursuant to the Amendment.

Also, on October 30, 2018, Wholesale, as borrower, entered into a floorplan vehicle financing credit line (the “NextGear Credit Line”) with NextGear Capital, Inc. (“NextGear”). The available credit under the NextGear Credit Line is initially $63,000,000, will decrease to $55,000,000 after February 28, 2019 and will decrease to zero dollars after October 31, 2019. Advances under the NextGear Credit Line will bear interest at an initial per annum rate of 5.25%, based upon a 360-day year, and compounded daily, and the per annum interest rate will vary based on a base rate, plus the contract rate, which is currently negative 2.00%, until the outstanding liabilities to NextGear are paid in full.

Private Placement

On October 30, 2018, we completed the private placement of an aggregate of 3,030,000 shares of our Class B Common Stock (the “Private Placement”), at a price of $7.10 per share for non-affiliates of the Company, and, with respect to directors participating in the Private Placement, at a price of $8.10 per share. The gross proceeds for the Private Placement were approximately $21.6 million. National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation, and Craig-Hallum Capital Group (together the “Placement Agents”) served as the placement agents for the Private Placement. We paid the Placement Agents a fee of 6.5% of the gross proceeds in the Private Placement. Net proceeds from the Private Placement and $5,000,000 funded under the Tranche II Advance were used to partially fund the cash consideration of the Wholesale Merger and the Express Acquisition and the balance will be used for working capital purposes. The 3,030,000 shares of Class B Common Stock offered by the selling stockholders represents the shares of Class B Common Stock issued in the Private Placement.

Corporate Information

We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 1350 Lakeshore Drive, Suite 160, Coppell, Texas 75019 and our telephone number is (469) 250-1185. Our Internet website is www.rumbleon.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available, free of charge, under the Investor Relations tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

Class B Common Stock outstanding prior to the offering:	17,468,291 shares

Class B Common Stock to be issued upon exercise of the Warrant:	20,950 shares

Class B Common Stock to be offered by the selling stockholders:	3,050,950 shares

Class B Common Stock outstanding immediately following the offering:	17,489,241 shares(1)

Use of proceeds:
We will not receive any proceeds from the sale of the shares of Class B Common Stock by the selling stockholders but will receive proceeds from the exercise of the Warrant if the Warrant is exercised, which proceeds will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Class B Common Stock.

Stock Symbol:	NASDAQ: RMBL

(1)
The number of shares of our Class B Common Stock outstanding excludes:

●
1,029,500 shares of Class B Common Stock underlying outstanding restricted stock units granted under the RumbleOn, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Stock Incentive Plan”);

●
789,500 shares of Class B Common Stock reserved for issuance under the 2017 Stock Incentive Plan; and

●
300,068 shares of Class B Common Stock underlying outstanding warrants.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our securities, may be adversely affected by a number of factors, including the matters discussed below. Certain statements and information set forth in this registration statement, as well as other written or oral statements made from time to time by us or by our authorized executive officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement and these risk factors in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this registration statement or when made and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our stockholders and prospective investors should consider include the following:

●
We have a limited operating history and we cannot assure you we will achieve or maintain profitability;

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Our annual and quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline;

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The initial development and progress of our business to date may not be indicative of our future growth prospects and, if we continue to grow rapidly, we may not be able to manage our growth effectively;

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We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available on terms acceptable to us or at all, we may not be able to develop and grow our business as anticipated and our business, operating results and financial condition may be harmed;

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The success of our business relies heavily on our marketing and branding efforts, especially with respect to the RumbleOn website and our branded mobile applications, and these efforts may not be successful;

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The failure to develop and maintain our brand could harm our ability to grow unique visitor traffic and to expand our dealer network;

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We rely on Internet search engines and social media to drive traffic to our website, and if we fail to appear prominently in the search results, our traffic would decline, and our business would be adversely affected;

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A significant disruption in service on our website or of our mobile applications could damage our reputation and result in a loss of consumers, which could harm our business, brand, operating results, and financial condition;

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We may be unable to maintain or grow relationships with information data providers or may experience interruptions in the data feeds they provide, which may limit the information that we are able to provide to our users and dealers as well as adversely affect the timeliness of such information and may impair our ability to attract or retain consumers and our dealers and to timely invoice all parties;

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If key industry participants, including powersports and recreation vehicle dealers and regional auctions, perceive us in a negative light or our relationships with them suffer harm, our ability to operate and grow our business and our financial performance may be damaged;

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If we are unable to provide a compelling recreation vehicle buying experience to our users, the number of transactions between our users, RumbleOn and dealers will decline, and our revenue and results of operations will suffer harm;

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The growth of our business relies significantly on our ability to increase the number of dealers and regional auctions in our network such that we are able to increase the number of transactions between our users, dealers and auctions. Failure to do so would limit our growth;

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Our ability to grow our complementary product offerings may be limited, which could negatively impact our development, growth, revenue and financial performance;

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We rely on third-party financing providers to finance a portion of our customers’ vehicle purchases;

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Our sales of powersports/recreational vehicles may be adversely impacted by increased supply of and/or declining prices for pre-owned powersports and recreational vehicles and excess supply of new powersports and recreational vehicles;

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We rely on a number of third parties to perform certain operating and administrative functions for the Company;

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We participate in a highly competitive market, and pressure from existing and new companies may adversely affect our business and operating results;

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We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws and regulations. Failure to comply with these laws and regulations could have a material adverse effect on our business, results of operations and financial condition;

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We provide transportation brokerage services and rely on external logistics to transport vehicles. Thus, we are subject to business risks and costs associated with the transportation industry. Many of these risks and costs are out of our control, and any of them could have a material adverse effect on our business, financial condition and results of operations;

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Seasonality or weather trends may cause fluctuations in our unique visitors, revenue and operating results;

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We collect, process, store, share, disclose and use personal information and other data, and our actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and operating results;

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Failure to adequately protect our intellectual property could harm our business and operating results;

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We may in the future be subject to intellectual property disputes, which are costly to defend and could harm our business and operating results;

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Results of operations from quarter to quarter may be volatile as a result of the impact of fluctuations in the fair value of our outstanding warrant;

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We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed;

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We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results;

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We may be unable to realize the anticipated synergies related to the Acquisitions, which could have a material adverse effect on our business, financial condition and results of operations;

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We may be unable to successfully integrate the business of Wholesale and Wholesale Express (the “Wholesale Entities”) and realize the anticipated benefits of the Acquisitions;

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Our business relationships, those of the Wholesale Entities or the combined company may be subject to disruption due to uncertainty associated with the Acquisitions;

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If we are unable to maintain effective internal control over financial reporting for the combined companies, we may fail to prevent or detect material misstatements in our financial statements, in which case investors may lose confidence in the accuracy and completeness of our financial statements;

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The Wholesale Entities may have liabilities that are not known, probable or estimable at this time;

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As a result of the Acquisitions, we and the Wholesale Entities may be unable to retain key employees;

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The trading price for our Class B Common Stock may be volatile and could be subject to wide fluctuations in per share price;

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Our principal stockholders and management own a significant percentage of our stock and an even greater percentage of the Company’s voting power and will be able to exert significant control over matters subject to stockholder approval;

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If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline;

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Because our Class B Common Stock may be deemed a low-priced “penny” stock, an investment in our Class B Common Stock should be considered high risk and subject to marketability restrictions;

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A significant portion of our total outstanding shares of Class B Common Stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class B Common Stock to drop significantly, even if our business is doing well;

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We do not currently or for the foreseeable future intend to pay dividends on our common stock;

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors;

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Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “smaller reporting company”;

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If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock;

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Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline; and

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other statements regarding our future operations, financial condition and prospects, and business strategies.

Forward-looking statements may appear throughout this prospectus, including without limitation, the following sections: “Risk Factors” and “Overview”. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, those discussed in this Registration Statement on Form S-3, and in particular, the risks discussed under the caption “Risk Factors” and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Class B Common Stock by the selling stockholders but will receive proceeds from the exercise of the Warrant if the Warrant is exercised, which proceeds will be used for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

The following table provides information about the selling stockholders, listing how many shares of our Class B Common Stock the selling stockholders own on the date of this prospectus, how many shares may be offered by this prospectus, and the number and percentage of outstanding shares the selling stockholders will own after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders.

The number of shares outstanding, and the percentage of beneficial ownership, post-offering are based on 17,489,241 shares of Class B Common Stock issued and outstanding as of the conclusion of the offering, calculated on the basis of (i) 17,468,291 shares of Class B Common Stock issued and outstanding as of November 19, 2018 prior to the offering and (ii) assuming the exercise and sale by the selling stockholders of the 20,950 shares of Class B Common Stock underlying the Warrant. For the purposes of the following table, the number of shares of Class B Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which each selling shareholder, respectively, has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Name of Selling Stockholders	Shares of Class B Common Stock Owned Before the Offering	Shares of Class B Common Stock to be Offered for the Selling Stockholder’s Account	Shares of Class B Common Stock Owned by the Selling Stockholder after the Offering	Percent of Class B Common Stock to be Owned by the Selling Stockholder after the Offering
683 Capital Partners, LP	275,000	275,000	-	-
Blackwell Partners LLC - Series A	189,616	189,616	-	-
Blue Flame Capital, LLC (1)	1,052,829*	30,000*	1,022,829*	5.8%
Burguete Investment Partnership, L.P.	80,000	80,000	-	-
Columbus Capital Partners, L.P.	174,800	174,800	-	-
Columbus Capital QP Partners, L.P.	64,000	64,000	-	-
Cuttyhunk Master Portfolio	2,383	2,383	-	-
Hercules Capital, Inc. (2)	20,950	20,950	-	-
Joseph Reece	30,000*	10,000*	20,000*	**
Keane Microcap Fund	20,000	20,000	-	-
Nantahala Capital Partners II Limited Partnership	174,564	174,564	-	-
Nantahala Capital Partners Limited Partnership	81,991	81,991	-	-
Nantahala Capital Partners SI, LP	630,780	630,780	-	-
Pinnacle Family Office Investments, LP	270,000	270,000	-	-
Potrero Capital Research Partners II, LP	62,710	62,710	-	-
Potrero Capital Research Partners, LP	32,290	32,290	-	-
Ricky Solomon	10,000	10,000	-	-
Rovida West Coast Investments Limited	461,200	461,200	-	-
Saker Partners LP	70,000	70,000	-	-
Silver Creek CS SAV, L.L.C.	73,049	73,049	-	-
TEC Opportunities Fund I LP	20,000	20,000	-	-
Tonga Partners L.P.	9,655	9,655	-	-
Trellus Partners LLC	65,000	65,000	-	-
Trellus Small Cap Opportunity Fund, LP	30,000	30,000	-	-
Tristan Offshore Fund, Ltd.	5,914	5,914	-	-
Tristan Partners L.P.	12,048	12,048	-	-
Verbier Investments	40,000	40,000	-	-
Verbier SP Partnership, L.P.	40,000	40,000	-	-
Verition Multi-Strategy Master Fund Ltd	95,000	95,000	-	-
*
Represents shares that are subject to a contractual lock-up restricting their resale through January 28, 2019.
**
Less than one percent.

(1)
Excludes 82,189 shares of Class B Common Stock held directly by its Managing Director, Denmar Dixon, 290 shares of Class B Common Stock held by Mr. Dixon’s son and 7,750 shares of Class B Common Stock held by Mr. Dixon's spouse.

(2)
Represents shares of Class B Common Stock underlying the Warrant, as described below.

None of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

●
Blue Flame Capital, LLC is an entity controlled by Denmar Dixon, who serves as a Director of the Company.

●
Joseph Reece serves as a Director of the Company.

●
On October 30, 2018 (the “Closing Date”), the Company, Borrowers, Lender, and Agent, entered into the Amendment, amending the Loan and Security Agreement, by and among the Existing Borrowers, Lender and Agent.

On the Closing Date, the Company issued to Lender the Warrant to purchase 20,950 shares of the Company’s Class B Common Stock at an exercise price of $7.16 per share (the “Warrant Price”). The Warrant is immediately exercisable and expires on October 30, 2023.

If at any time before October 30, 2019, the Company makes a New Issuance (as defined below) for no consideration or for a consideration per share less than the Warrant Price in effect immediately before the New Issuance (a “Dilutive Issuance”) or the consideration for an issuance is later adjusted downward with certain exceptions as set forth in the Warrant, then the Warrant Price will be reduced to an amount equal to the lower consideration price or adjusted exercise price or conversion price (the “New Issuance Price”). If at any time after October 30, 2019, the Company makes a Dilutive Issuance, then the Warrant Price will be reduced to the amount computed using the following formula: A*[(C+D)/B]. For purposes of this formula, (i) A represents the Warrant Price in effect immediately before the Dilutive Issuance, (ii) B represents the number of shares of common stock outstanding immediately after the New Issuance (on a fully-diluted basis), (iii) C represents the number of shares of common stock outstanding immediately before the New Issuance (on a fully-diluted basis), and (iv) D represents the number of shares of common stock that would be issuable for total consideration to be received for the New Issuance if the purchaser paid the Warrant Price in effect immediately prior to the New Issuance. New Issuance shall mean (A) any issuance or sale by the Company of any class of shares of the Company (including the issuance or sale of any shares owned or held by or for the account of the Company) other than certain excluded securities as set forth in the Warrant, (B) any issuance or sale by the Company of any options, rights or warrants to subscribe for any class of shares of the Company other than certain excluded securities as set forth in the Warrant, or (C) the issuance or sale of any securities convertible into or exchangeable for any class of shares of the Company other than certain excluded securities as set forth in the Warrant.

Under the terms of the Amendment, the Tranche II Advance was funded by Lender to the Borrowers in connection with the Closing Date. The Tranche II Advance has a maturity date of October 1, 2021 and an initial interest rate of 11.00%.

Advances will bear interest at a per annum rate equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 5.75% or (ii) 10.25%, based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Tranche II Advance, and any future amounts that may be advanced under the Amended Loan Agreement, will be due and payable on October 1, 2021.

Upon any event of default, the Agent may, at its option, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to Lender by Borrowers. Conditions for an event of default remain unchanged by the Amendment.

PLAN OF DISTRIBUTION

Selling Stockholders

We are registering the shares of Class B Common Stock to permit the resale of these shares of Class B Common Stock by the holders of the Class B Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class B Common Stock but will receive proceeds from the exercise of the Warrant if the Warrant is exercised, which proceeds will be used for working capital and other general corporate purposes. We will bear all fees and expenses incident to our obligation to register the shares of Class B Common Stock.

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

(a)
block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)
an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)
ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)
privately negotiated transactions;

(f)
short sales;

(g)
through the writing of options on the securities, whether or not the options are listed on an option exchange;

(h)
through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

(i)
one or more underwritten offerings on a firm commitment or best efforts basis; or

(j)
any combination of any of these methods of sale.

The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities. The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●
The Annual Report on Form 10–K for the fiscal year ended December 31, 2017, filed on February 27, 2018, as amended on Form 10-K/A, filed with the SEC on March 30, 2018;

●
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on April 30, 2018;

●
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on July 27, 2018;

●
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 14, 2018;

●
The Current Reports on Form 8–K filed on February 23, 2018, May 1, 2018, June 28, 2018, July 17, 2018, July 18, 2018, July 20, 2018, October 11, 2018, and October 31, 2018; and

●
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
Attention: Investor Relations
Tel: (469) 250-1185

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov. We have filed with the SEC a registration statement on Form S–3 under the Securities Act for the shares of Class B Common Stock being offered by the selling stockholders. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC as described above.

LEGAL MATTERS

The validity of the shares of Class B Common Stock offered through this prospectus has been passed on by Akerman LLP, Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements and schedule of RumbleOn, Inc. as of December 31, 2017 and December 31, 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Scharf Pera & Co., PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.
Other Expenses of Issuance and Distribution.

SEC registration fee	$2,288.91
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$1,000.00
Miscellaneous expenses	$5,000.00
Total	$18,288.91
_________________

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay all underwriting discounts and selling commissions, if any.

Item 15.
Indemnification of Directors and Officers.

No director of RumbleOn will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●
any breach of the director’s duty of loyalty to us or our stockholders;

●
acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law;

●
the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes; or

●
for any transaction from which the director derived an improper personal benefit.

We are a corporation organized under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article VI of our amended Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. Our Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting RumbleOn. In the event a stockholder believes the officers or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in RumbleOn in connection with such sale or purchase, including the misapplication by any such officer or director of proceeds from a sale of securities may be able to recover such losses from us.

At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification or advancement is sought. We are not aware of any threatened litigation that may result in claims for advancement or indemnification.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.
Exhibits.

Exhibit Number	Exhibit Description
4.1	Warrant to Purchase Class B Common Stock, dated October 30, 2018 (Incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K, filed on October 31, 2018).
5.1	Opinion of Akerman LLP*
10.1	Form of Securities Purchase Agreement, dated October 25, 2018 (Incorporated by reference to Exhibit 10.6 in the Company’s Current Report on Form 8-K, filed on October 31, 2018).
23.1	Consent of Scharf Pera & Co., PLLC*
23.2	Consent of Akerman LLP (included with Exhibit 5.1)*
24.1	Power of Attorney (included with signature page on this Form S-3)*
*	Filed herewith

Item 17.
Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)
To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coppell, State of Texas, on this 20th day of November, 2018.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall Chesrown and Steven R. Berrard and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall Chesrown	Chief Executive Officer and Chairman	November 20, 2018
Marshall Chesrown	(Principal Executive Officer)

/s/ Steven R. Berrard	Chief Financial Officer and Director	November 20, 2018
Steven R. Berrard	(Principal Financial Officer and Principal Accounting Officer)

/s/ Denmar Dixon	Director	November 20, 2018
Denmar Dixon

/s/ Richard A. Gray, Jr.	Director	November 20, 2018
Richard A. Gray, Jr.

/s/ Kartik Kakarala	Director	November 20, 2018
Kartik Kakarala

/s/ Joseph Reece	Director	November 20, 2018
Joseph Reece

/s/ Kevin Westfall	Director	November 20, 2018
Kevin Westfall